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                                                                    EXHIBIT 4.16

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of July 5, 2000, between Weatherford International, Inc., a Delaware corporation (the "Company"), and __________________ (the "Non-Employee Director").

                                   WITNESSETH:

         WHEREAS, the Non-Employee Director serves on the Board of Directors of the Company (the "Board of Directors") and the Company desires to have the Non-Employee Director remain as a director and desires to encourage stock ownership by the Non-Employee Director;

         WHEREAS, the Company has, as an inducement, determined to grant to the Non-Employee Director the option set forth in this Agreement in order that the Non-Employee Director may obtain an interest in the stock ownership of the Company;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Non-Employee Director hereby agree as follows:

         1. Grant. (a) The Company hereby grants to the Non-Employee Director an option (the "Option") on July 5, 2000, (the "Date of Grant") to purchase 60,000 shares of the Company's common stock, $1.00 par value ("Common Stock") having an exercise price equal to the closing sale price of the Common Stock on the New York Stock Exchange on July 5, 2000 (the "Option Price"). The Company and the Non-Employee Director agree that the Option shall be subject to the terms of this Agreement. The Company and the Non-Employee Director further agree that this Agreement sets forth the complete terms of the Option as in effect on the date hereof.

         (b) Subject to Paragraph 6, the Option shall not be exercisable after the expiration of ten years from the date the Option becomes first exercisable.

         (c) The Option shall be considered to be a non-statutory option that is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         (d) Subject to earlier vesting in the event of (i) a "Change in Control" as provided in Paragraph 1(e) hereof, or (ii) in the event the Non-Employee Director dies, retires or incurs a disability while serving as a non-employee director of the Company as provided for in Paragraph 6, the Option shall become exercisable on the third anniversary of the Date of Grant.

         (e) Notwithstanding the provisions of Paragraph 1(d) hereof, the Option shall be exercisable with respect to all of the shares subject to the Option upon the occurrence of a Change in Control (as defined herein). For purposes of this Agreement, a Change in Control shall mean the occurrence of one or more of the following events: (i) any "person", including a "group", as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934,



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other than an affiliate of the Company as of the Date of Grant, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding voting securities; (ii) the Company is merged or consolidated with or into another corporation and immediately after giving effect to the merger or consolidation either (A) less than 65 percent of the outstanding voting securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation or (y) if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date, or (B) the board of directors, or similar governing body, of the surviving or resulting entity does not have as a majority of its members the persons specified in clause (iii)(A) and (B) below; (iii) if at any time the following do not constitute a majority of the Board of Directors of the Company (or any successor entity referred to in clause (ii) above): (A) persons who are directors of the Company on the Date of Grant and (B) persons who, prior to their election as a director of the Company (or successor entity if applicable), were nominated, recommended or endorsed by a formal resolution of the Board of Directors of the Company; (iv) persons who are directors of the Company as of the beginning of any calendar year cease to constitute a majority of the members of the Board of Directors at any time during that calendar year; or (v) the Company transfers all or substantially all of its assets as contemplated by Delaware corporate law on a consolidated basis to another corporation or entity which is a less than a 50 percent owned subsidiary of the Company.

         (f) The Non-Employee Director may exercise the Option by delivering to the Company a written notice stating (i) that he wishes to exercise the Option on the date such notice is so delivered, (ii) the number of shares of stock with respect to which the Option is to be exercised, (iii) the address to which the certificate representing such shares of stock should be mailed, and (iv) the social security number of the optionee. In order to be effective, such written notice shall be accompanied by a payment equal to the Option Price multiplied by the number of shares of stock with respect to which the Option is to be exercised (the "Option Exercise Amount"). The Option Exercise Amount shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

         If, at the time of receipt by the Company of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Option Exercise Amount, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid, (iii) the acquisition by the Company of its own shares of stock for the purpose of enabling the Non-Employee Director to exercise the Option is otherwise permitted by applicable law and without any vote or consent of any stockholder of the Company, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board of Directors of the Company authorizing the acquisition by the Company of its own shares of stock for such purpose, then the Non-Employee Director may deliver to the Company, in payment of the Option Exercise Amount, (x) certificates registered in the name of the Non-Employee Director that represent a number of shares of stock legally and beneficially owned by the Non-Employee Director (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of such written notice that is not greater than the Option Exercise Amount, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of



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the shares of stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association (or in lieu of such certificates, other arrangements for the transfer of such shares to the Company which are satisfactory to the Company), and (y) if the Option Exercise Amount exceeds such fair market value, a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of such excess. Notwithstanding the provisions of the immediately preceding sentence, the Compensation Committee of the Board of Directors (the "Committee"), in its sole discretion, may refuse to accept shares of stock in payment of the Option Exercise Amount and, in that event, any certificates representing shares of stock that were received by the Company with such written notice shall be returned to the Non-Employee Director, together with notice by the Company to the Non-Employee Director of the refusal of the Committee to accept such shares of stock. If, at the expiration of seven business days after the delivery to the Non-Employee Director of such written notice from the Company, the Non-Employee Director shall not have delivered to the Company a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Exercise Amount, such written notice from the Non-Employee Director to the Company shall be ineffective to exercise the Option.

         As promptly as practicable after the receipt by the Company of (i) such written notice from the Non-Employee Director and (ii) payment, in the form required by the foregoing provisions of this Paragraph 1(f) of the Option Exercise Amount, the Company shall cause its transfer agent to deliver to the Non-Employee Director a certificate representing the number of shares of stock with respect to which the Option has been so exercised, such certificate to be registered in the name of the Non-Employee Director. Such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to the Non-Employee Director at the address specified for such purpose in such written notice from the Non-Employee Director to the Company.

         2. Changes in the Company's Capital Structure. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of stock subject to the outstanding Option shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Option shall extend to such other securities) in such a manner as to entitle the Non-Employee Director to receive, upon exercise of the Option, for the same aggregate cash consideration, the same total



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number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he had exercised the Option in full immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining stockholders to be affected by such adjustment; and
(b) the number and class of shares then reserved for issuance under this Agreement (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of stock then received, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to the Non-Employee Director in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

         If the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made to non-dissenting stockholders in connection with a consolidation or merger in which the Company is the surviving corporation and in which holders of shares of Common Stock continue to hold shares of Common Stock after such merger or consolidation) evidences of indebtedness or cash or other assets (other than cash dividends payable out of consolidated retained earnings not in excess of, in any one year period, the greater of (a) in an amount per share of Common Stock equal to $1.00 per share of Common Stock (as the same may be adjusted from time to time by the Board of Directors of the Company to reflect the effect of changes in capitalization) and
(b) two times the aggregate amount of dividends per share paid during the preceding calendar year and dividends or distributions payable in shares of Common Stock or other equity securities of the Company described in the immediately preceding paragraph, but including stock or other securities of any corporation or other entity owned by the Company), then in each case the Option Price shall be adjusted by reducing the Option Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by the fair market value, as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed in the Company's corporate records and be available for inspection by any holder of the Option) of the portion of the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock; provided that in no event shall the Option Price be less than the par value of a share of Common Stock. In the event such adjustment would result in the Option Price being less than the par value of a share of Common Stock but for the foregoing proviso, the terms of the Option shall be appropriately adjusted so as to maintain the economic value of the Option, including through an adjustment to the number of shares of Common Stock subject to the Option and through a provision allowing the holder of the Option to receive the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock for each share of Common Stock that may be purchased on the exercise of the Option. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of the distribution retroactive to the record date for the determination of the stockholders entitled to receive such distribution. In addition, in the event the Company distributes shares or other securities of a subsidiary corporation or other entity to the holders of the Common Stock, the Board of Directors may, in lieu of the adjustment provided above, make provision allowing the holder of the Option to receive the shares or securities of the corporation



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or entity that are subject to the distribution. Comparable adjustments shall be made in the event of successive distributions of the character described above.

         If the Company shall make a tender offer for, or grant to all of its holders of its shares of Common Stock the right to require the Company or any subsidiary of the Company to acquire from such stockholders shares of, Common Stock, at a price in excess of the Fair Market Value (a "Put Right") or the Company shall grant to all of its holders of its shares of Common Stock the right to acquire shares of Common Stock for less than the Fair Market Value (a "Purchase Right") then, in the case of a Put Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock which could be purchased at the Fair Market Value for the aggregate amount which would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock which could be purchased at the Fair Market Value for the aggregate amount which would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to the Option shall be increased by multiplying the number of shares then subject to the Option by a fraction which is the inverse of the fraction used to adjust the Option Price. Notwithstanding the foregoing, if any such Put Rights or Purchase Rights shall terminate without being exercised, the Option Price and number of shares subject to the Option shall be appropriately readjusted to reflect the Option Price and number of shares subject to the Option which would have been in effect if such unexercised Put Rights or Purchase Rights had never existed. Comparable adjustments shall be made in the event of successive transactions of the character described above.

         In the event of a merger of one or more corporations or entities with or into the Company in which the Company is not the sole survivor or there is an exchange, conversion or modification to the ownership of the then outstanding shares of Common Stock of the Company, a consolidation of the Company and any one or more corporations or entities, a statutory share or interest exchange in which all of the Common Stock is acquired or any other similar business combination with respect to the Company in which the Common Stock is acquired by a third party, the Non-Employee Director, at no additional cost, shall be entitled to receive, upon any exercise of the Option, in lieu of the number of shares as to which the Option shall then represent the right to purchase, the number and class of shares of stock or other securities, assets or other property, including cash, to which the Non-Employee Director would have been entitled to receive or continue to hold pursuant to the terms of the agreement of merger, consolidation, share or interest exchange or other similar transaction if at the time of such merger, consolidation, share or interest exchange the Non-Employee Director had been a holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then represent the right to purchase. Comparable rights shall accrue to the Non-Employee



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Director in the event of successive mergers, consolidations, share or interest exchanges or other transactions of the character described above.

         If a corporate transaction described in Section 424(a) of the Code which involves the Company is to take place and there is to be no surviving corporation while the Option remains in whole or in part unexercised, it shall be cancelled by the Board of Directors of the Company as of the effective date of any such corporate transaction but before such date the Non-Employee Director shall be provided with a notice of such cancellation and the Non-Employee Director shall have the right to exercise the Option in full (without regard to any limitations on exercise set forth in or imposed by this Agreement) to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

         For purposes of this Paragraph 2, Fair Market Value per share of Common Stock shall mean the closing price of a share of Common Stock as reported by the principal national securities exchange on which the Common Stock is then listed if the Common Stock is then listed on a national securities exchange, or the average bid and asked prices of a share of Common Stock as reported in the National Association of Securities Dealers Automated Quotation National Market System (or successor system) if the Common Stock is not then listed on a national securities exchange, on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

         Except as otherwise expressly provided in this Agreement, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to the Option.

         3. Exercise of the Option. The Option may be exercised from time to time as to the total number of shares that may then be issuable upon the exercise thereof or any portion thereof in the manner and subject to the limitations provided for in Paragraph 1 hereof.

         4. Assignment. The Option may not be transferred or assigned in any manner by the Non-Employee Director except by will or the laws of descent and distribution, and shall be exercisable during the Non-Employee Director's lifetime only by him.

         5. Requirement of Law. In the event the shares issuable on exercise of the Option are not registered under the Securities Act of 1933, Weatherford may imprint on the certificate for such shares the following legend or any other legend which counsel for Weatherford considers necessary or advisable to comply with Securities Act of 1933:

                  The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion



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                  of counsel satisfactory to the Corporation, in form and
                  substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

         The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

         6. Termination. The Option, to the extent it shall not previously have been exercised, shall terminate as follows:

         (a) If the Non-Employee Director ceases to serve on the Board of Directors prior to the third anniversary of the Date of Grant, for any reason, with or without cause, other than for death, retirement under the then-established rules of the Board of Directors, or severance for disability, the Option shall terminate and be immediately forfeited. If the Non-Employee Director ceases to serve on the Board of Directors for any reason, with or without cause, other than for death, retirement under the then-established rules of the Board of Directors, or severance for disability on or after the third anniversary of the Date of Grant, the Option shall continue in effect until the date the Option is otherwise due to expire in accordance with Paragraph 1 hereof.

         (b) If the Non-Employee Director dies prior to the third anniversary of the Date of Grant, the Option shall be immediately exercisable and shall continue in effect until ten years following the date of his death. If the Non-Employee Director dies on or after the third anniversary of the Date of Grant, the Option shall continue in effect until the date the Option is otherwise due to expire in accordance with Paragraph 1 hereof. After the death of the Non-Employee Director, his executors, administrators or any persons to whom the Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's expiration to exercise it.

         (c) If the Non-Employee Director retires in good standing from the Board of Directors under the then-established rules of the Board of Directors prior to the third anniversary of the Date of Grant, the Non-Employee Director shall become entitled to exercise that portion of the Option determined by multiplying the number of shares of Common Stock subject to the Option by a fraction, the numerator of which is his total whole years of service as a director of the Company since the Date of Grant and the denominator of which is three. To the extent that the Option is exercisable under the preceding sentence, the Option shall be exercisable until ten years following the date of the Non-Employee Director's retirement in accordance with this Paragraph 6(c), and the remainder of the Option shall terminate immediately. If the Non-Employee Director retires in good standing from the Board of Directors of the Company under the then-established rules of the Board of Directors on or after the third anniversary of the Date of Grant, the Option shall continue until the date the Option is otherwise due to expire in accordance with Paragraph 1 hereof.

         (d) If the Non-Employee Director ceases to be a director of the Company due to disability prior to the third anniversary of the Date of Grant, the Option shall be immediately



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exercisable and shall continue in effect until ten years following the date the
Non-Employee Director ceased to be a director of the Company due to a disability. If the Non-Employee Director ceases to be a director of the Company due to disability on or after the third anniversary of the Date of Grant, the Option shall continue in effect until the date the Option is otherwise due to expire in accordance with Paragraph 1 hereof.

         7. Amendment. This Agreement may not be changed, amended or modified except by an agreement in writing signed on behalf of each of the parties hereto.

         8. No Rights as a Stockholder. The Non-Employee Director shall not have any rights as a stockholder with respect to any shares of Common Stock issuable upon the exercise of the Option until the date of issuance of the stock certificate or certificates representing such shares following the Non-Employee Director's exercise of the Option pursuant to its terms and conditions and payment for such shares. Except as otherwise provided in this Agreement, no adjustment shall be made for dividends or other distributions made with respect to the Common Stock the record date for the payment of which is prior to the date of issuance of the stock certificate or certificates representing such shares following the Non-Employee Director's exercise of the Option.

         9. Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware. Any invalidity of any provision of this Agreement shall not affect the validity of any other provision.

         10. Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to the Company shall be addressed to its principal executive office at 515 Post Oak Blvd., Suite 600, Houston, Texas 77027, and any notice mailed to the Non-Employee Director shall be addressed to the Non-Employees Director's residence address as it appears on the books and records of the Company or to such other address as either party may hereafter designate in writing to the other.

         11. Retention Obligation. The granting of the Option shall not impose upon the Company any obligation to continue to have the Non-Employee Director serve on the Board of Directors of the Company; and the right of the Board of Directors to remove the Non-Employee Director as a director of the Company shall not be diminished or affected by reason of the grant of the Option to the Non-Employee Director pursuant to this Agreement.

         12. Binding Effect. This Agreement shall inure to the benefit of and bind the successors and assigns of the Company. This Agreement shall inure to the benefit of and bind the heirs, executors, administrators and legal representatives of the Non-Employee Director.



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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above mentioned.

                                       WEATHERFORD INTERNATIONAL, INC.


                                       By:
                                          --------------------------------------
                                          Curtis W. Huff
                                          Executive Vice President



                                          --------------------------------------
                                          Non-Employee Director



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